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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000, and Note 10, the date for which is March 14, 2000, relating to the financial statements and financial statement schedule, which appears in Eltrax Systems, Inc.'s Current Report on Form 8-K filed August 28, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
August 28, 2000